FIRST AMENDMENT TO FINANCIAL AGENT AGREEMENT


THIS AMENDMENT made effective as of the 1st day of January, 1997 amends that certain Financial Agent Agreement dated December 11, 1996 by and among the following parties (the "Agreement") as hereinbelow provided.

                              W I T N E S S E T H :

         WHEREAS, due to a scrivener's error, the Phoenix Convertible Fund Series was incorrectly classified as an "Equity" series rather than a "Balanced" series for purposes of applying the minimum fee; and

         WHEREAS, the parties wish to correct this error and correctly classify the Phoenix Convertible Fund Series as a "Balanced" series:

         NOW, THEREFORE, in consideration of the foregoing premises, Schedule A to the Agreement is hereby replaced with "Revised Schedule A" attached hereto and made a part hereof. Except as hereinabove provided, the Agreement shall be and remain unmodified and in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers on this 25th day of February, 1997.

                     PHOENIX CALIFORNIA TAX EXEMPT BONDS, INC.
                     PHOENIX INCOME AND GROWTH FUND
                     PHOENIX MULTI-PORTFOLIO FUND
                     PHOENIX MULTI-SECTOR FIXED INCOME FUND, INC.
                     PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                     PHOENIX SERIES FUND
                     PHOENIX STRATEGIC ALLOCATION FUND, INC.
                     PHOENIX STRATEGIC EQUITY SERIES FUND
                     PHOENIX WORLDWIDE OPPORTUNITIES FUND


                      By: /s/ Philip R. McLoughlin
                          -------------------------
                              Philip R. McLoughlin
                              President (as to all)

                      PHOENIX EQUITY PLANNING CORPORATION


                      By: /s/ David R. Pepin
                          -------------------------
                              David R. Pepin
                              Executive Vice President

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                               REVISED SCHEDULE A

                                  FEE SCHEDULE

                 FEE INFORMATION FOR SERVICES AS FINANCIAL AGENT

         Annual Financial Agent Fees shall be based on the following formula:

(1)      An incremental schedule applies as follows:

Up to $100 million:                5 basis points on average daily net assets
$100 million to $300 million:      4 basis points on average daily net assets
$300 million thru $500 million:    3 basis points on average daily net assets
Greater than $500 million:         1.5 basis points on average daily net assets

A minimum fee will apply as follows:

         Money Market              $35,000
         Equity                    $50,000
         Balanced                  $60,000
         Fixed Income              $70,000
         International             $70,000
         REIT                      $70,000

(2) An additional charge of $12,000 applies for each additional class of shares above one, over and above the minimum asset-based fee previously noted.

         The following tables indicates the classification and effective date for each of the applicable fund/series/portfolio:

         Classification        Series Name

         Money Market          Phoenix Money Market Fund Series

         Equity Phoenix Aggressive Growth Fund Series Phoenix Endowment Equity Portfolio
                               Phoenix Equity Opportunities Fund
                               Phoenix Growth Fund Series
                               Phoenix Micro Cap Fund
                               Phoenix Mid Cap Portfolio
                               Phoenix Small Cap Fund
                               Phoenix Strategic Theme Fund


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         Classification        Series Name

         Balanced              Phoenix Balanced Fund Series
                               Phoenix Convertible Fund Series
                               Phoenix Income and Growth Fund
                               Phoenix Strategic Allocation Fund, Inc.

         Fixed Income          Phoenix California Tax Exempt Bonds, Inc.
                               Phoenix Diversified Income Portfolio
                               Phoenix Emerging Markets Bond Portfolio
                               Phoenix High Yield Fund Series
                               Phoenix Multi-Sector Fixed Income Fund, Inc.
                               Phoenix Multi-Sector Short Term Bond Fund
                               Phoenix Tax-Exempt Bond Portfolio
                               Phoenix U.S. Government Securities Fund Series

         International         Phoenix International Portfolio
                               Phoenix Worldwide Opportunities Fund

         REIT                  Phoenix Real Estate Securities Portfolio